UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2011
D.R. Horton, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Commerce Street, Suite 500, Fort Worth, Texas	76102

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 390-8200
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Effective March 4, 2011, DHI Mortgage Company, Ltd., a Texas limited partnership (“DHI Mortgage” or the “Seller”) and a subsidiary of D.R. Horton, Inc., and U.S. Bank National Association, a national banking association, as a Buyer, as Administrative Agent, and as Syndication Agent (“U.S. Bank”) entered into a Fifth Amendment to the Master Repurchase Agreement dated March 27, 2008 (the “Master Repurchase Agreement”), as amended by the First Amendment to the Master Repurchase Agreement, dated March 5, 2009, the Second Amendment to the Master Repurchase Agreement dated September 23, 2009, the Third Amendment to the Master Repurchase Agreement dated March 4, 2010, and the Fourth Amendment to the Master Repurchase Agreement dated July 30, 2010 (the Master Repurchase Agreement, as amended, the “Repurchase Facility”).
The primary purpose of the Repurchase Facility is to provide financing and liquidity to DHI Mortgage by facilitating purchase transactions in which DHI Mortgage transfers eligible loans to buyers against the transfer of funds by buyers (thereby becoming purchased loans). The purchase transactions are based on the terms and conditions in the Repurchase Facility and the ancillary or operative agreements attached thereto or referred to therein. The Buyer’s Committed Sum under the Repurchase Facility is $100 million. Amounts outstanding under the Repurchase Facility are not guaranteed by D.R. Horton, Inc. or any of its subsidiaries that guarantee their homebuilding debt.
The Fifth Amendment renewed the term of the Repurchase Facility to the earlier of (i) March 4, 2012, or (ii) the date when the Buyers’ commitments are terminated pursuant to the Repurchase Facility, by order of any Governmental Authority or by operation of law, and amended certain definitional, operational, and covenant provisions of the Repurchase Facility as set forth in the Fifth Amendment. In addition, the Fifth Amendment provides that the Seller may make distributions, provided the distribution does not cause a default or event of default, provides that the Seller consolidated tangible net worth shall not be less than $75 million and provides that the Seller’s liquidity shall at all times be no less than $45 million. The Fifth Amendment is filed herewith as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above under Item 1.01. “Entry into a Material Definitive Agreement” is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
10.1	Fifth Amendment to Master Repurchase Agreement, dated March 4, 2011 by and between DHI Mortgage Company, Ltd. and U.S. Bank National Association, as Administrative Agent, Syndication Agent and a buyer.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D. R. Horton, Inc.
Date: March 9, 2011	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Fifth Amendment to Master Repurchase Agreement, dated March 4, 2011, by and between DHI Mortgage Company, Ltd. and U.S. Bank National Association, as Administrative Agent, Syndication Agent and a buyer.

5